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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in the Registration Statements of Value City Department Stores, Inc. on Form S-8 (File Nos. 33-44207, 33-50198, 33-55348, 33-55350, 33-78586, 33-80588, 33-92966, 333-15957, 333-15961,
333-66239 and 333-100398) of our report (with an explanatory paragraph regarding adoption of Financial Accounting Standard No. 142) dated March 19, 2003, appearing in the Annual Report on Form 10-K of Value City Department Stores, Inc. for the year ended February 1, 2003.



/s/Deloitte & Touche  LLP



Columbus, Ohio
May 1, 2003






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